As filed with the Securities and Exchange Commission on May 18, 2006
                                             Registration No. __________________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                           FREMONT GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                               -------------------

            Nevada                                                 95-2815260
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                        2425 Olympic Boulevard, 3rd Floor
                         Santa Monica, California 90404
          (Address, Including Zip Code, of Principal Executive Offices)

                               -------------------

                           FREMONT GENERAL CORPORATION
                         2006 PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------

                                 Alan W. Faigin
                          Secretary and General Counsel
                           Fremont General Corporation
                          2425 Olympic Blvd., 3rd Floor
                         Santa Monica, California 90404
                                 (310) 315-5500
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                            Richard A. Boehmer, Esq.
                              O'Melveny & Myers LLP
                               400 S. Hope Street
                          Los Angeles, California 90071
                               -------------------

                                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                     Proposed             Proposed
                                                     Maximum              Maximum
Title of                     Amount                  Offering             Aggregate                 Amount Of
Securities                   To Be                   Price                Offering                  Registration
To Be Registered             Registered              Per Share            Price                     Fee
-------------------          ---------------         ------------         --------------------      ---------------

Common Stock,
$1.00 par value              8,826,035   (1)         $ 21.31  (2)         $188,082,805.90  (2)      $20,124.86  (2)
per share                    shares
-------------------          --------------          ------------         ---------------------     ---------------

(1) This Registration Statement covers, in addition to the number of shares of Fremont General Corporation, a Nevada corporation (the "Company" or the "Registrant"), common stock, par value $1.00 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Fremont General Corporation 2006 Performance Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 15, 2006, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 8.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006 (Commission File No. 001-08007);

     (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2006, filed with the Commission on May 10, 2006 (Commission File No. 001-08007);

     (c) The Company's Current Report on Form 8-K, filed with the Commission on March 3, 2006 (Commission File No. 001-08007); and

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 17, 1993 (Commission File No. 001-08007), and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such directors' fiduciary duty to the fullest extent permitted by the law of the State of Nevada ("Nevada Law"), as it is amended from time to time.

     Under the Company's Bylaws, the Company is required, to the maximum extent and in the manner permitted by Nevada law, to indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of the Bylaws, a "director" or "officer" of the Company includes any person (i) who is or was a director or officer of the Company, (ii) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

     The Company is also required to pay all expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required under the Bylaws in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in the Bylaws. The Bylaws further provide that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Bylaws.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.       EXHIBITS

     See the attached Exhibit Index at page 8, which is incorporated herein by reference.

ITEM 9.       UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act:

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 18th, 2006.


                                       FREMONT GENERAL CORPORATION


                                       By: /s/  LOUIS J. RAMPINO
                                           -------------------------------------
                                           Louis J. Rampino
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Louis J. Rampino, Wayne R. Bailey and Patrick E. Lamb, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                            TITLE                        DATE
------------------------     ----------------------------------     ------------


/s/ JAMES A. McINTYRE        Chairman of the Board                  May 18, 2006
------------------------
James A. McIntyre


/s/ LOUIS J. RAMPINO         President, Chief Executive Officer     May 18, 2006
------------------------     and Director
Louis J. Rampino             (Principal Executive Officer)


/s/ WAYNE R. BAILEY          Executive Vice President, Chief        May 18, 2006
------------------------     Operating Officer and Director
Wayne R. Bailey

      SIGNATURE                            TITLE                        DATE
------------------------     ----------------------------------     ------------


/s/ PATRICK E. LAMB          Senior Vice President, Treasurer       May 18, 2006
------------------------     and Chief Financial Officer
Patrick E. Lamb              (Principal Financial and
                             Accounting Officer)


/s/ THOMAS W. HAYES          Director                               May 18, 2006
------------------------
Thomas W. Hayes


/s/ ROBERT F. LEWIS          Director                               May 18, 2006
------------------------
Robert F. Lewis


/s/ RUSSELL K. MAYERFELD     Director                               May 18, 2006
------------------------
Russell K. Mayerfeld


/s/ DICKINSON C. ROSS        Director                               May 18, 2006
------------------------
Dickinson C. Ross

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
---------          -------------------------------------------------------------

 4.1               Fremont General Corporation 2006 Performance Incentive Plan.
                   (Filed as Exhibit I to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 13, 2006 (Commission File No. 001-08007) and incorporated herein by this reference)

 4.2               Form of Restricted Stock Award Agreement

 4.3               Form of Nonqualified Stock Option Agreement

 5 Opinion of O'Melveny & Myers LLP with respect to the securities being registered

23.1               Consent of Independent Registered Public Accounting Firm

23.2               Consent of Counsel (included in Exhibit 5)

24 Power of Attorney (included in this Registration Statement under "Signatures")